UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MENTOR GRAPHICS CORPORATION

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MENTOR GRAPHICS CORPORATION

8005 S.W. Boeckman Road

Wilsonville, Oregon 97070-7777

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 2, 2017

This is a supplement to the definitive proxy statement (the “Definitive Proxy Statement”) of Mentor Graphics Corporation (“Mentor” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2017 and mailed to you in connection with the solicitation of proxies for use at the special meeting of Company shareholders scheduled to be held on February 2, 2017 (the “Special Meeting”) to, among other things, vote on the proposal to approve and adopt the Agreement and Plan of Merger dated as of November 12, 2016 (the “Merger Agreement”) among the Company, Siemens Industry, Inc. (“Parent” or “Siemens”) and Meadowlark Subsidiary Corporation (“Merger Subsidiary”), pursuant to which and subject to the terms and conditions thereof the Company would be acquired by Parent. The board of directors of the Company previously established January 3, 2017 as the record date for the determination of stockholders entitled to vote at the special meeting.

If you have not already submitted a proxy for use at the special meeting, you are urged to do so promptly. No action in connection with this supplement to the Definitive Proxy Statement is required by any shareholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on page 11, in the section entitled “Questions and Answers” starting on page 13, and in the section entitled “The Special Meeting” starting on page 24 of the Definitive Proxy Statement.

As previously disclosed in the Definitive Proxy Statement, a putative stockholder class action complaint challenging the proposed acquisition of the Company by Siemens pursuant to the Merger Agreement was filed in the Circuit Court for the State of Oregon for the County of Clackamas (the “Oregon Court”) against the Company, Merger Subsidiary, Parent, and the members of the Company Board, captioned Scheiner v. Mentor Graphics Corporation, et al., Oregon Circuit Court Action No. 16CV42024 (the “Action”). The complaint generally alleges that the merger consideration is inadequate, that certain terms of the Merger Agreement are unfair, that the individual defendants are financially interested in the merger, and that the preliminary proxy statement is materially incomplete and misleading. The Action seeks to enjoin the transactions contemplated by the Merger Agreement, as well as recover unspecified money damages in the event an injunction is not granted, and an award of costs and attorneys’ and experts’ fees. On January 2, 2017, defendants were served with the complaint.

On January 26, 2017, the parties to the Action reached an agreement in principle providing for the proposed settlement of the Action on the terms and conditions set forth in a memorandum of understanding (the “MOU”). The MOU provides that, among other things, the Company would make certain supplemental and amended disclosures to those in the Definitive Proxy Statement, which are included in this supplement. The MOU also provides that the Action will be dismissed and that plaintiffs will release as to the defendants in the Action and the Company’s financial advisor all claims relating to, among other things, the Merger and Merger Agreement. The proposed settlement in the MOU is subject to confirmatory discovery, which is ongoing, and approval of the Oregon Court. There can be no assurance that the settlement will be finalized or that the Oregon Court will approve the proposed settlement.

The Company and the other defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or duties or engaged in any of the wrongful acts that were or could have been alleged in the Action, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with any applicable fiduciary and other legal duties and are entering into the proposed settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this supplement, the MOU or any settlement documentation or filings in the Oregon Court shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The proposed settlement will not affect the timing of the Special Meeting or the amount of merger consideration to be paid to the Company shareholders in connection with the proposed merger.

Important information concerning the proposed merger is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read in conjunction with, the information set forth in this supplement to the Definitive Proxy Statement, which information shall be considered part of the Definitive Proxy Statement. Capitalized terms used in this supplement to the Definitive Proxy Statement but not otherwise defined herein have the meanings ascribed to those terms in the Definitive Proxy Statement.

AMENDED AND SUPPLEMENTAL DISCLOSURE

In the settlement of the referenced lawsuit described in this supplement to the Definitive Proxy Statement, the Company agreed to make these amended and supplemental disclosures to the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following amended and supplemental disclosures:

The section of the Definitive Proxy Statement entitled “The Merger (Proposal 1) - Background of the Merger” is amended and supplemented as follows:

The disclosure on page 31 of the Definitive Proxy Statement is amended by replacing the fourth full paragraph on such page in its entirety with the following:

On August 2, 2016, Mr. Cohn sent a “white paper” to Dr. Rhines and several of the Company directors which, among other things, expressed certain views of Elliott with respect to the Company, including among other things, Elliott’s view that the Company was underperforming compared to its peers, and proposed that the Company evaluate strategic alternatives.

The disclosure on page 31 of the Definitive Proxy Statement is amended by replacing the last sentence of the last paragraph on such page in its entirety with the following:

Additionally, the parties discussed generally the possibility of a transaction between the Company and Siemens Parent, the timing of a potential proposal from Siemens Parent, and the fact that such a proposal could be expected to reflect a price in excess of the then-current trading price of Mentor common stock. No further details were discussed at this time.

The disclosure on page 32 of the Definitive Proxy Statement is amended by replacing the sixth full paragraph on such page in its entirety with the following:

In early to mid-September, 2016, BofA Merrill Lynch contacted other potential parties authorized by the Company Board to assess such potential parties’ interest in a proposed transaction with the Company. In this connection, BofA Merrill Lynch contacted strategic parties B and C (“Strategic Party B” and “Strategic Party C”).

The disclosure on page 33 of the Definitive Proxy Statement is amended by replacing the last sentence of the first paragraph on such page in its entirety with the following:

At this time, Sponsor A did not request a confidentiality agreement, no terms were discussed, and Sponsor A did not provide any detail regarding the extent of its interest in a potential transaction with the Company. Discussions with Sponsor A did not go further at this time.

The disclosure on page 33 of the Definitive Proxy Statement is supplemented by adding the following sentence to the end of the fourth full paragraph on such page:

The confidentiality agreements with each of Strategic Party B and Strategic Party C, as was the case with all other confidentiality agreements signed with other potential parties in connection with the merger (taking into account the amendment entered into with Strategic Party A, as discussed below), each contained a “standstill” provision as well as a “fall-away” provision causing the standstill provision to be released upon certain events, including entry into the merger agreement.

The disclosure on page 36 of the Definitive Proxy Statement is supplemented by adding the following sentence to the end of the second full paragraph on such page:

The confidentiality agreement with Strategic Party D, as was the case with all other confidentiality agreements signed with other potential parties in connection with the merger (taking into account the amendment entered into with Strategic Party A, as discussed below), contained a “standstill” provision as well as a “fall-away” provision causing the standstill provision to be released upon certain events, including entry into the merger agreement.

The disclosure on page 36 of the Definitive Proxy Statement is amended by replacing the sixth full paragraph on such page in its entirety with the following:

On November 2, 2016, the Company and Strategic Party A entered into an amendment to their confidentiality agreement, in order to add a “standstill” provision to the confidentiality agreement so as to facilitate the further sharing of due diligence information. The amendment, as was the case with all other confidentiality agreements signed with other potential parties in connection with the merger, also included a “fall-away” provision causing the standstill provision to be released upon certain events, including entry into the merger agreement. Also on November 2, 2016, the Company entered into a confidentiality agreement with Sponsor A. The confidentiality agreement with Sponsor A, as was the case with all other confidentiality agreements signed with other potential parties in connection with the merger, contained a “standstill” provision as well as a “fall-away” provision causing the standstill provision to be released upon certain events, including entry into the merger agreement.

The disclosure on page 37 of the Definitive Proxy Statement is supplemented by adding the following sentence to the end of the fourth full paragraph on such page:

Pursuant to the confidentiality side letter, among other things, Sponsor B became subject to the “standstill” provision and the “fall-away” provision contained in Strategic Party B’s confidentiality agreement, subject to certain exceptions.

The section of the Definitive Proxy Statement entitled “The Merger (Proposal 1) - Opinion of the Company’s Financial Advisor” is amended and supplemented as follows:

The following disclosure amends and supplements the disclosure on page 44 of the Definitive Proxy Statement under the heading “Selected Publicly Traded Companies Analysis” by replacing the text starting with “BofA Merrill Lynch reviewed…” and ending before “Based on its professional judgment and experience…” on such page in its entirety with the following:

BofA Merrill Lynch reviewed, among other things, enterprise values (“EVs”), of the Company and the selected publicly traded companies, calculated as equity values based on closing stock prices on November 11, 2016, plus debt, preferred stock and minority interests less cash, short-term investments and long-term investments, as a multiple of calendar year 2016 and 2017 estimated adjusted earnings before interest, taxes, depreciations and amortization, not burdened by stock-based compensation expenses, special charges and one-time items (“Adjusted EBITDA”). BofA Merrill Lynch also reviewed per share equity values, based on closing stock prices on November 11, 2016, of the Company and the selected publicly traded companies as a multiple of calendar years 2016 and 2017 estimated adjusted earnings per share, not burdened by stock-based compensation expenses, special charges, one-time items and amortization of acquisition related intangible assets, tax-effected as appropriate (“Adjusted EPS”). The table below sets forth the following for the Company and the selected publicly traded companies: the EV / calendar year 2016 estimated Adjusted EBITDA multiple, the EV / calendar year 2017 estimated Adjusted EBITDA multiple, the price / calendar year 2016 estimated Adjusted EPS multiple and the price / calendar year 2017 estimated Adjusted EPS multiple:

Primary Selected Publicly Traded Companies	EV/ CY 2016E Adj. EBITDA Multiple	EV/ CY 2017E Adj. EBITDA Multiple	Price / CY 2016E Adj. EPS Multiple	Price / CY 2017E Adj. EPS Multiple
Synopsys Inc.	13.0x	11.8x	19.5x	18.0x
Cadence Design Systems, Inc.	14.5x	13.3x	21.1x	18.8x
Mean/Median	13.8x	12.6x	20.3x	18.4x

Other Selected Publicly Traded Companies
Dassault Systèmes S.E.	17.2x	15.6x	28.3x	25.7x
Autodesk, Inc.	NM	NM	NM	NM
ANSYS, Inc.	14.1x	13.4x	24.6x	23.4x
PTC Inc.	NM	NM	NM	NM
Aspen Technology, Inc.	16.8x	16.7x	27.0x	26.3x
AVEVA Group plc	17.5x	15.9x	25.5x	23.4x
Median(1)	17.0x	15.7x	26.3x	24.6x

Company(2)	13.2x	11.4x	18.3x	15.4x

NM – Not Meaningful

(1)	Median calculations for the other selected publicly traded companies exclude Autodesk, Inc. and PTC Inc. because BofA Merrill Lynch determined that the multiples were not meaningful and therefore were not relied upon in BofA Merrill Lynch’s analysis for purposes of calculating the median.
(2)	Source: the Company’s management and the Company’s SEC filings. The figures labeled calendar year 2016 correspond to the Company’s fiscal year 2017 (the one-year period ending January 31, 2017), and the figures labeled calendar year 2017 correspond to the Company’s fiscal year 2018 (the one-year period ending January 31, 2018).

The following disclosure amends and supplements the disclosure on page 45 of the Definitive Proxy Statement under the heading “Selected Precedent Transactions Analysis” by replacing the table following the first sentence under such heading in its entirety with the following:

(Dollars in Millions)

Date Announced	Acquiror	Target	Trans. Value	Cash Consid.
January 25, 2016	Siemens AG	Computational Dynamics-Analysis & Design Application Company Ltd.	$970	100.0%
January 30, 2014	Dassault Systèmes S.E.	Accelrys, Inc.	$679	100.0%
July 31, 2013	Schneider Electric SA	Invensys plc	$5,019	71.9%
December 5, 2011	Synopsys, Inc.	Magma Design Automation Inc.	$510	100.0%
July 7, 2010	Hexagon AB	Intergraph Corporation	$2,125	100.0%
June 4, 2009	Intel Corporation	Wind River Systems Inc.	$744	100.0%
March 31, 2008	ANSYS, Inc.	Ansoft Corporation	$766	41.3%
June 11, 2007	International Business Machines Corporation	Telelogic AB	$723	100.0%
January 25, 2007	Siemens AG	UGS Corp.	$3,196	100.0%
August 31, 2006	Investor group led by Hellman & Friedman LLC and Texas Pacific Group	Intergraph Corporation	$1,078	100.0%
February 16, 2006	ANSYS, Inc.	Fluent, Inc.	$565	53.1%

The following disclosure amends and supplements the disclosure on page 46 of the Definitive Proxy Statement under the heading “Selected Precedent Transactions Analysis” (such heading appearing on page 45 of the Definitive Proxy Statement) by replacing the second sentence on such page in its entirety with the following:

The table below sets forth the TV / LTM Adjusted EBITDA multiple and TV / estimated NTM Adjusted EBITDA multiple observed for the selected transactions:

Date Announced	Acquiror	Target	TV/ LTM Adj. EBITDA Multiple		TV/ Est. NTM Adj. EBITDA Multiple
January 25, 2016	Siemens AG	Computational Dynamics-Analysis & Design Application Company Ltd.	20.5x	(1)	18.3x	(1)
January 30, 2014	Dassault Systèmes S.E.	Accelrys, Inc.	21.8x		17.3x
July 31, 2013	Schneider Electric S.A.	Invensys plc	16.3x		13.3x
December 5, 2011	Synopsys, Inc.	Magma Design Automation Inc.	14.0x		10.3x
July 7, 2010	Hexagon AB	Intergraph Corporation	11.2x		9.8x
June 4, 2009	Intel Corporation	Wind River Systems Inc.	14.0x		12.2x
March 31, 2008	ANSYS, Inc.	Ansoft Corporation	20.4x		19.4x
June 11, 2007	Industrial Business Machines Corporation	Telelogic AB	15.8x		13.6x
January 25, 2007	Siemens AG	UGS Corp.	11.4x		11.4x
August 31, 2006	Investor group led by Hellman & Friedman LLC and Texas Pacific Group	Intergraph Corporation	11.8x		10.9x
February 16, 2006	ANSYS, Inc.	Fluent, Inc.	15.6x		15.6x
		Median	15.6x		13.3x

(1)	Source: the Company’s management.

The following disclosure amends and supplements the disclosure on page 46 of the Definitive Proxy Statement by replacing the second and third sentences under the heading “Discounted Cash Flow Analysis” on such page in their entirety with the following:

BofA Merrill Lynch calculated terminal values for the Company by applying perpetuity growth rates ranging from 3.25% to 3.75% to the Company’s terminal year estimated standalone unlevered, after tax free cash flows of $238 million. The cash flows and terminal values were then discounted to present value as of October 31, 2016 using discount rates ranging from 8.5% to 10.5%, which were based on an estimate of the Company’s weighted average cost of capital, estimated through the Capital Asset Pricing Model, which took into account the risk free rate, the unlevered beta of the Company, the historical equity risk premium, the size premium of the Company and the Company’s estimated cost of debt. The range of selected perpetuity growth rates and discount rates correspond to an implied estimated fiscal year 2022 (the one-year period ending January 31, 2022) Adjusted EBITDA exit multiple range of 7.6x to 11.5x.

The section of the definitive proxy statement entitled “The Merger (Proposal 1) - Certain Financial Projections” is amended and supplemented as follows:

The following disclosure supplements the disclosure on page 49 of the Definitive Proxy Statement by replacing the table under the heading “Summary of the Forecasts” on such page in its entirety with the following:

(Dollars in Millions)	FY17	FY18	FY19	FY20	FY21	FY22
Total Revenue	$1,215	$1,287	$1,369	$1,445	$1,523	$1,609
Gross Margin (Non-GAAP)	1,026	1,076	1,145	1,207	1,270	1,338
Adj. EBITDA(1)	$280	$324	$374	$405	$436	$470
Total Operating Expense (Non-GAAP)	(783)	(790)	(808)	(839)	(871)	(905)
Operating Income (Non-GAAP)(2)	$243	$287	$337	$368	$399	$433
Other Income / (Expense)	(11)	(12)	(12)	(12)	(12)	(12)
Taxes (Non-GAAP)	(44)	(49)	(62)	(68)	(74)	(74)
Net Income (Non-GAAP)(3)	$188	$223	$263	$288	$313	$348
Earnings Per Share (Non-GAAP)	$1.68	$1.99	$2.35	$2.58	$2.80	$3.10

(1)	Adjusted EBITDA adds back stock-based compensation.
(2)	Non-GAAP Operating Income adds back stock-based compensation and amortization of intangible assets.
(3)	Non-GAAP Net Income adds back tax effected amortization of intangible assets, special charges, stock-based compensation, interest expense associated with amortization of original issuance of convertible debt, equity in earnings or losses of unconsolidated subsidiaries and impact on basic and diluted earnings per share of changes in the calculated redemption value of minority interests.

(Dollars in Millions)	FY17	FY18	FY19	FY20	FY21	FY22	Terminal(1)
Operating Income (Non-GAAP)	$243	$287	$337	$368	$399	$433	$434
Less: Amortization	(13)	(11)	(10)	(4)	—	—	—
Less: Stock-Based Compensation Expense	(42)	(44)	(46)	(49)	(50)	(52)	(52)
Less: Other Adjustments	1	(0)	0	1	(1)	(0)	—

Operating Income (GAAP)	$189	$232	$281	$371	$348	$381	$382

Less: Taxes	(40)	(49)	(59)	(66)	(73)	(80)	(80)
Tax-affected Operating Income (GAAP)	$150	$183	$222	$250	$275	$301	$302

Plus: Depreciation and Amortization	$55	$55	$55	$55	$55	$55	$36
Plus: Cash Provided by Factored Receivables	40	40	40	40	40	40	—
Less: Change in Net Working Capital	(81)	(80)	(117)	(126)	(131)	(135)	(60)
Less: Capital Expenditures	(58)	(58)	(58)	(40)	(40)	(40)	(40)

Unlevered Free Cash Flow	$106	$140	$142	$179	$199	$221	$238

(1)	Terminal year is based on fiscal year 2022 (the one-year period ending January 31, 2022) and assumes normalized depreciation equal to 91% of capital expenditures, and normalized change in working capital consistent with 3.50% perpetuity growth rate.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed or otherwise provided to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.mentor.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Mentor Graphics Corporation, Investor Relations, 8005 SW Boeckman Rd., Wilsonville, OR 97070, 1-503-685-1462.

Participants in Solicitation

The Company and its directors, executive officers and certain employees may be deemed, and Siemens Industry, Inc. and its managing board, officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed acquisition of the Company by Siemens Industry, Inc. With respect to

Siemens Industry, Inc. and its managing board, officers and employees, certain additional information is available and has been prepared in accordance with the German Commercial Code. Information concerning the ownership of the Company’s securities by the Company’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information regarding the names, affiliations and interests of such individuals is available in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and its definitive proxy statement for the 2016 annual meeting of shareholders filed with the SEC on May 18, 2016. Information regarding the Company’s directors, executive officers and certain other employees who may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed acquisition of the Company by Siemens Industry, Inc., including their respective interests by security holdings or otherwise, is also included in the Definitive Proxy Statement. These documents will be available free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.mentor.com.

Forward Looking Statements

Any statements in this communication about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of the Company by Siemens Industry, Inc., the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company that are not historical facts are forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain the approval of the Company’s shareholders or the failure to satisfy any of the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, and (4) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks relating to the Company and its business are described under Item 1A, “Risk Factors,” in the Company’s periodic filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and its Quarterly Reports on Form 10-Q for the periods ended April 30, 2016, July 31, 2016 and October 31, 2016. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication and the Company disclaims any obligation to update any such forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.